SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [  ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[X]     Preliminary Proxy Statement

[ ]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Materials Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                              Carver Bancorp, Inc.
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                    (Exact Name as Specified in its Charter)

                            Boston Bank of Commerce
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act
    Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
          -----------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:
          -----------------------------------------------------------------

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ]     Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ----------------------------------------------
     2)   Form, Schedule or Registration Statement No.:
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     3)   Filing Party:
          ----------------------------------------------
     4)   Date Filed:
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


                           PRELIMINARY PROXY STATEMENT

                             BOSTON BANK OF COMMERCE
                            BBC CAPITAL MARKET, INC.
                               133 Federal Street
                                Boston, MA 02110

                                      * * *

                                 PROXY STATEMENT
             IN SUPPORT OF ELECTION OF KEVIN COHEE AND TERI WILLIAMS
                                 AS DIRECTORS OF
                              CARVER BANCORP, INC.

                                  INTRODUCTION

     This Proxy Statement and the enclosed BLUE Proxy card are being furnished by BBC Capital Market, Inc. ("BBC Capital"), a subsidiary of the Boston Bank of Commerce ("BBoC"), in connection with its solicitation of proxies for use at the Meeting of Shareholders of Carver Bancorp, Inc., a Delaware corporation ("Carver or the "Company"), scheduled to be held at 515 Malcolm X Boulevard, New York, NY on February 24, 2000 at 10:00 a.m., or any adjournment or postponement thereof (the "Meeting"). The Company's principal executive offices are located at 75 West 125th Street, New York, NY 10027-4512. This Proxy Statement and the BLUE Proxy card are first being sent to shareholders of the Company on or about January ___, 2000.

     BBC Capital, which owns 170,700 shares of common stock, representing approximately 7.4% of the Company's outstanding common stock, is seeking your vote for the election of Kevin Cohee and Teri Williams as directors of the Company to hold office until the annual meeting following the Company's March 31, 2002 fiscal year. Information concerning Mr. Cohee and Ms. Williams is located at pages 2 and 3 of this Proxy Statement.

     The Meeting was originally scheduled to be held in August 1999, but was delayed by the Company's board of directors following BBC Capital's notice that it would nominate Mr. Cohee and Ms. Williams. Under governing law, the Company was required to hold the Meeting by September 14, 1999. Apparently fearing that shareholders favored BBC Capital's nominees, the Carver Board simply ignored its legal obligations and never held the Meeting.

     On November 9, 1999, BBC Capital filed a complaint in the Chancery Court of Delaware to compel Carver to hold the Meeting immediately. Recognizing that it had no possible justification to delay the Meeting, Carver settled the lawsuit by agreeing to hold the Meeting on February 24, 2000, with a record date of January 11, 2000. In settling the lawsuit, Carver also recognized that Mr. Cohee and Ms. Williams were validly nominated as director candidates.

     The Company has set January 11, 2000 as the record date (the "Record Date") for determining shareholders entitled to notice of, and to vote at, the Meeting. According to the Company's Proxy Statement, as of that date, there were outstanding 2,314,217 shares of common stock, par value $.01 per share (the "Common Stock"), 40,000 shares of Series A Preferred Stock and 60,000 shares of Series B Preferred Stock.

     The Preferred Stock was first issued by the Company on the Record Date without any prior notice to BBC Capital or the public. According to the Company, each share of Preferred Stock is entitled to 2.083 votes. In the aggregate, those shares, if allowed to vote, represent 8.3% of the Company's voting power. BBC Capital believes that all of the Preferred Stock was issued by the Company in an attempt to disenfranchise Carver's public shareholders and defeat BBC Capital's efforts to elect Mr. Cohee and Ms. Williams and clearly violated applicable law and the directors' obligations to all shareholders. On January 18, 2000, BBC Capital filed a lawsuit against the Company (the "Delaware Litigation"), its board of directors and the holders of the Preferred Stock to enjoin the Company from counting the votes of the holders of the Preferred Stock at the Meeting and to cancel the transaction in which such shares were issued.

     Holders of record of Common Stock on the Record Date are entitled to one vote per share on all matters that may properly come before the Meeting. Shareholders may not cumulate their votes for the election of directors.

                              ELECTION OF DIRECTORS

     Certain information regarding Mr. Cohee and Ms. Williams is set forth below. Each has consented to serve as a director when elected. A summary of BBC Capital's transaction history in the Company's securities during the prior two years and certain other information regarding BBC Capital's directors and executive officers is included in the Appendix hereto.

Name and                                           No. of Shares Deemed          % of Class Owned
Business Address                    Age             Owned Beneficially           Individually
----------------                    ---             ------------------           ------------
Kevin Cohee                         42                  170,700(1)                  7.4%(2)
88 Clyde Street
Brookline, MA 02146

Teri Williams                       41                  170,700(1)                  7.4%(2)
88 Clyde Street
Brookline, MA 02146
----------------------------------------

         (1)      Represents shares owned by BBC Capital.
         (2) Represents the percentage of common stock outstanding and assumes that voting of the Preferred Stock will be enjoined.

Kevin Cohee

     Mr. Cohee is the Chairman, President and Chief Executive Officer of the Boston Bank of Commerce, a Massachusetts trust company, organized under Chapter 172 of the Massachusetts General Laws. Mr. Cohee's business office is at the principal offices of BBoC, 133 Federal Street, Boston, MA 02110. He is also the President of BBC Capital and a director of BBoC. Boston Bank of Commerce is the first black owned interstate bank in the country with branches in Boston, MA, Miami and Lauderdale Lakes, FL. BBoC is a premier Community Development Financial Institution with a mission to help African-American and Caribbean communities overcome the challenges of poverty by spurring economic and social development. BBoC is FDIC insured and qualifies as a Minority Business Enterprise. Mr. Cohee joined BBoC on June 20, 1995, when he and his wife and business partner, Ms. Teri Williams, purchased a controlling interest in the common stock of BBoC.

     Prior to joining BBoC, from 1988 to 1994, Mr. Cohee was CEO of Military Professional Services, Inc., a 29 year old company that marketed credit cards to military personnel, which Mr. Cohee and Ms. Williams purchased in 1988. Mr. Cohee also worked in the corporate finance department at Salomon Brothers, Inc. during 1985 and 1986, specializing in financial institutions. Prior to attending law school, he founded a consulting firm that specialized in the acquisition of radio and television stations by minorities.

     Mr. Cohee holds a JD from Harvard Law School (1985), an MBA from the University of Wisconsin (1985) and a BA from the University of Wisconsin (1979), where he was a 4-year letterman in football. He is a member of Alpha Phi Alpha fraternity and has received numerous awards for his business and community achievements. Mr. Cohee is married to Teri Williams.

Teri Williams

     Ms. Williams is Senior Vice President of Marketing and Human Resources of Boston Bank of Commerce, a position she has held since June 30, 1995. She also serves as a director of BBoC and BBC Capital. Ms. Williams' business office is at the principal office of BBoC, 133 Federal Street, Boston, MA 02110. Boston Bank of Commerce is the first black owned interstate bank in the country with branches in Boston, MA, Miami and Lauderdale Lakes, FL. Ms. Williams purchased a controlling interest in Boston Bank of Commerce with her husband and business partner, Kevin Cohee, in June 1995.

     Ms. Williams has over 20 years experience in the financial services industry. Prior to joining BBoC, Ms. Williams was President of Military Professional Services from 1988 to 1994. Ms. Williams worked at American Express TRS Company from 1983 to 1988, where she became one of the youngest vice presidents in the company's history, managed a $20 million budget and directed marketing campaigns to over 1 million gold cardholders. Ms. Williams' direct experiences include advertising, public relations, promotions, consumer credit, financial operations, contract negotiations and financial analysis.

     Ms. Williams holds a BA with distinctions in economics from Brown University and an MBA with honors from Harvard Graduate School of Business Administration. She currently serves as Vice Chairperson for Dimock Community Health Center in Roxbury, MA and is on the Board of Overseers for WGBH - public television. She has received numerous awards for her business and community achievements. Ms. Williams and Mr. Cohee are married.

Mr. Cohee's and Ms. Williams' Successes at BBoC

     Through the leadership of Mr. Cohee and Ms. Williams, the assets of Boston Bank of Commerce have grown from $59 million in 1996 to almost $140 million in 1999 - an annual growth rate of 35%. Mr. Cohee and Ms. Williams led a complete turnaround of the Bank from a loss of over $3.6 million in 1996 to a profit of over $1.7 million in 1999 on average assets of $114 million representing a return on assets of 1.5%. BBoC has also attracted a topnotch management team, reduced expenses and launched a series of marketing and public relations campaigns that have increased the Bank's national visibility. The Boston Bank of Commerce, which was under a Cease and Desist Order when Mr. Cohee and Ms. Williams joined it, has received the highest credit rating by Veribanc, an independent bank-rating agency.


                             APPOINTMENT OF AUDITORS

     The Company proposes the appointment of KPMG, LLP, as auditors of the Company for the fiscal year ended March 31, 2000. Unless contrary instructions are given, the proxy holder plans to vote for this proposal.

                              SHAREHOLDER PROPOSAL

     A Shareholder of the Company has proposed that the following resolution be adopted at the Meeting:

     "RESOLVED, that the shareholders assembled in person and by proxy, recommend that in order to enhance shareholder value, the Board of Directors of Carver Bancorp, Inc. engage the services of a leading investment banking firm specializing in financial institutions, with particular expertise in thrift institutions, to make recommendations to the Board of Directors as to specific actions to be taken to enhance shareholder value. The recommendations could include among others: the action solicitation of merger overtures from other financial institutions."

     Unless contrary instructions are given, the proxy holder plans to vote "AGAINST" this proposal.

                       BBC CAPITAL'S SOLICITATION EXPENSES

     The expenses of preparing, printing and distributing this Proxy Statement, the accompanying form of proxy and any of BBC Capital's other soliciting materials, and the expenses of soliciting proxies for the election of Mr. Cohee and Ms. Williams will be borne by BBC Capital. Such expenses, other than legal fees incurred in connection with the Delaware Litigation and any other litigation that may ensue, are estimated to be approximately $100,000. BBC Capital's total expenditures incurred to date have been approximately $__________.

     In addition to the use of the mails, solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications to or with shareholders or their personal representatives by certain executive officers of BBC Capital who are identified in the Appendix, none of whom will be compensated for such services other than their normal compensation from BBC Capital. Copies of BBC Capital's solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and other nominees for forwarding to the beneficial owners of shares, and BBC Capital will reimburse them for their reasonable out-of- pocket expenses for forwarding such materials. BBC Capital has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies. It will be paid a usual and customary fee for its services, and also will be reimbursed for its expenses. MacKenzie Partners will use approximately [___] persons in its solicitation efforts. It is anticipated that MacKenzie Partners will solicit proxies from individuals, brokers, bank nominees and other institutional holders in the manner described above.

                        VOTING AND REVOCATION OF PROXIES

     The proxies solicited by BBC Capital will be voted at the Meeting as directed by shareholders. If no direction is indicated, the proxy holders named in the accompanying BLUE proxy card intend to vote "FOR" Mr. Cohee and Ms. Williams as directors, "FOR" the appointment of KPMG, LLP as Auditors, and "AGAINST" the Shareholder Proposal.

     BBC Capital is not aware of any matter other than the election of directors and the appointment of auditors which is to be presented for action at the Meeting. Should any other business properly come before the Meeting, BBC Capital's BLUE proxy card confers upon the persons entitled to vote the shares represented thereby discretionary authority to vote in respect of any such other business in accordance with their judgment.

     Execution and delivery of a proxy card will not affect a shareholder's right to attend the Meeting and vote in person. A shareholder in whose name shares are registered as of the Record Date and who has given a proxy may revoke it at any time before it is voted by executing and delivering a written revocation to the Secretary of the Company, by presentation of a later dated proxy or by attending the meeting and voting by ballot (which has the effect of revoking the prior proxy). Attendance at the Meeting, however, will not, and of itself, revoke a proxy.

     A shareholder who is a beneficial owner but not a registered owner as of the Record Date, cannot vote his or her shares except by the shareholder's broker, bank or nominee executing a proxy on his or her behalf. Your broker, bank or other nominee cannot vote your stock without your specific instructions.

     Whether or not you plan to attend the Meeting, please sign, mark and date the enclosed BLUE proxy card and return it in the accompanying envelope as soon as possible. Sign your BLUE proxy card exactly as your name appears on the label.

                              SHAREHOLDER PROPOSALS

     According to the Company's Proxy Statement, shareholder proposals intended for presentation at the [2001] Annual Meeting of Shareholders must be received by the Company by ___ ___, [2000], if such proposals are to be considered for inclusion in the Proxy Statement and Form of Proxy for such Annual Meeting.

                VOTE TODAY - ELECT KEVIN COHEE AND TERI WILLIAMS

     Your vote is extremely important. To support BBC Capital's effort, please sign and date the enclosed BLUE proxy card and mail it in the accompanying envelope, whether or not you plan to attend the Meeting. Even if you have previously signed a management proxy card, you have the right to change your vote by delivering a later dated signed BLUE proxy card to BBC Capital. REMEMBER, ONLY YOUR LATEST DATED SIGNED PROXY CARD COUNTS!

     Shares in your name.
     No matter how many shares you own, vote "FOR" Mr. Cohee and Ms. Williams by marking, signing, dating and mailing the enclosed BLUE proxy card promptly. Please sign the BLUE proxy card exactly as your name appears on the label.

     Shares in Your Broker's Name.
     If you own shares registered in the name of a brokerage firm, you cannot vote your shares unless your broker receives your instructions. Please sign and date the enclosed BLUE proxy card and mail it as soon as possible in the envelope that has been provided by your broker, to be sure your shares are voted.

     Revoking Management's Proxy.
     You have every right to change your vote. If you have already voted on management's [WHITE] proxy card, you can change your vote by signing, dating and mailing the enclosed BLUE proxy card, which when received, will automatically revoke your earlier proxy.

     Questions and Assistance.
     If you have not received a BLUE proxy card, or have any questions or need assistance in voting, please call the Committee through its proxy soliciting agent:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                               New York, NY 10010
                                  212-929-5500

                                       OR

                          Call Toll-Free [800-322-2885]

January ___, 2000

PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD, ANY PROXY PREVIOUSLY SIGNED BY YOU WILL BE AUTOMATICALLY REVOKED. REMEMBER, ONLY YOUR LATEST DATED PROXY WILL COUNT AT THE MEETING.

--------------------------------------------------------------------------------
                                    IMPORTANT

Please be sure your latest dated proxy is a BLUE proxy voting FOR Mr. Cohee and Ms. Williams. A later dated [WHITE] proxy, even if marked "withhold authority" to vote for the management nominees, will revoke your vote for Mr. Cohee and Ms. Williams.

Your latest dated proxy is the only one that counts.

If you have any questions or need assistance in voting your shares, please call MacKenzie Partners, Inc., which is assisting BBC Capital, toll-free at:

                                [(800) 322-2885]
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                                       -8-

                                    APPENDIX

Other than the purchases made by BBC Capital, as set forth below, neither BBC Capital, nor any of the persons or entities with whom it may be deemed an associate or affiliate, has engaged in any transactions in the Company's securities within the past two years:


Date                                     No. of Shares
----                                     -------------
October 8, 1998                                    500

October 9, 1998                                  1,000

October 13, 1998                                19,500

March 8, 1999                                  118,900

March 10, 1999                                   4,000

March 11, 1999                                   4,500

March 12, 1999                                   1,000

March 15, 1999                                   1,700

March 16, 1999                                   8,800

March 17, 1999                                   1,400

March 19, 1999                                   9,400

                             PARTICIPANT INFORMATION

     In accordance with Schedule 14A adopted under the Securities Exchange Act of 1934, the following sets forth certain information regarding those executive officers of BBoC in addition to Mr. Cohee and Ms. Williams, who may participate in the solicitation of proxies for the election of Mr. Cohee and Ms. Williams.

Robert Patrick Cooper

     Mr. Cooper is an officer and Senior Counsel at The Boston Bank of Commerce, the parent of BBC Capital. There are no special arrangements between Mr. Cooper and BBC Capital respecting the solicitation of proxies. His business address is The Boston Bank of Commerce, 133 Federal Street, Boston, MA 02110.

James Mundy

     Mr. Mundy is an officer and Senior Vice President and Chief Financial Officer of The Boston Bank of Commerce, the parent of BBC Capital. There are no special arrangements between Mr. Cooper and BBC Capital respecting the solicitation of proxies. His business address is The Boston Bank of Commerce, 133 Federal Street, Boston, MA 02110.

     Neither person beneficially owns (within the definition of Rule 13d-3 of the Securities Exchange Act of 1934) any shares of the Company's common stock, and neither has engaged in any transactions in the Company's securities in the last two years.

                   PROXY SOLICITED BY BBC CAPITAL MARKET, INC.
             IN SUPPORT OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF
                              CARVER BANCORP, INC.

     The undersigned hereby appoints KEVIN COHEE and TERI WILLIAMS, and each of them, the proxy or proxies of the undersigned, with full power of substitution to vote all shares of Common Stock, par value $0.01 per share, of CARVER BANCORP, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company scheduled for February 24, 2000 at 10:00 a.m., and at any adjournments, postponements, reschedulings or continuations thereof (the "Meeting").

                BBC CAPITAL RECOMMENDS A VOTE FOR THE ELECTION OF
                DIRECTORS BELOW, FOR THE APPOINTMENT OF KPMG AND
                        AGAINST THE SHAREHOLDER PROPOSAL.


[X]      Please mark votes as in this example.

1. ELECTION OF DIRECTORS (check one box only)

[ ] FOR ALL NOMINEES listed below:

[ ] WITHHOLD AUTHORITY to vote for all nominees listed below:

                     KEVIN COHEE          TERI WILLIAMS

(TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE "FOR" BOX ABOVE AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW).


--------------------------------------------------------------------------------


2.  APPROVE APPOINTMENT OF KPMG, LLP AS AUDITORS

[ ] FOR          [ ] AGAINST          [ ] ABSTAIN



3.  APPROVE SHAREHOLDER PROPOSAL

[ ] FOR          [ ] AGAINST          [ ] ABSTAIN

                                                                 -------------
                                                                | SEE REVERSE |
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE     |    SIDE     |
                                                                 -------------

THE PROXIES ARE HEREBY AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, RESCHEDULINGS OR CONTINUATIONS THEREOF.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR THE APPOINTMENT OF KPMG, LLP, AS AUDITORS AND AGAINST THE SHAREHOLDER PROPOSAL AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Signature:                                                   Date:
          ------------------------------------                    --------------


Signature:                                                   Date:
          ------------------------------------                    --------------


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                               Title or Authority


PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. IF SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE INCLUDE YOUR FULL TITLE. CORPORATE PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER.


PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.